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                                 Exhibit 10.41
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             ALCO STANDARD CORPORATION DEFERRED COMPENSATION PLAN

                               AMENDMENT 1996-1
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     Pursuant to Section 19 of the Alco Standard Corporation Deferred
Compensation Plan, Alco Standard Corporation, the sponsor of the Plan, hereby adopts this Amendment 1996-1 to the Plan, effective as of January 1, 1997.

     1. Section 2(d) of the Plan is hereby amended by adding thereto a new last sentence, to read as follows:

     On and after January 1, 1997, Unisource Worldwide, Inc. shall be deemed to be an Affiliated Employer solely for purposes of determining vesting and when a Participant becomes entitled to receive benefits under the Plan.

     2. In all other respects, the Plan shall remain unchanged by this amendment.


                                   ALCO STANDARD CORPORATION

                                   By:________________________________